EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-33603, 333-38648, 333-84333, 333-119878 and 333-153149 on Form S-8 of our reports dated March 31, 2010, relating to the consolidated financial statements of Urban Outfitters, Inc. and subsidiaries, and the effectiveness of Urban Outfitters, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Urban Outfitters, Inc. for the year ended January 31, 2010.

/s/    DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

March 31, 2010